As filed with the Securities and Exchange Commission on April 1, 2010
Registration Statement No. 333-23761
Registration Statement No. 333-30607
Registration Statement No. 333-45525
Registration Statement No. 333-88681
Registration Statement No. 333-13584
Registration Statement No. 333-101849
Registration Statement No. 333-115979
Registration Statement No. 333-115980
Registration Statement No. 333-115981
Registration Statement No. 333-130792
Registration Statement No. 333-130793
Registration Statement No. 333-143409

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-23761
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-30607
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-45525
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-88681
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13584
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-101849
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115979
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115980
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115981
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-130792
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-130793
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143409
UNDER
THE SECURITIES ACT OF 1933
ALLIED CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	52-1081052
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

1919 Pennsylvania Avenue, N.W., Washington, D.C.	20006
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)
The Allied Capital Lending Corporation Stock Option Plan
The Allied Capital Corporation Stock Option Plan
The Allied Capital Corporation Amended Stock Option Plan
The Allied Capital 401(k) Plan
The Allied Capital Corporation Non-Qualified Deferred Compensation Plan
The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan
The Allied Capital Corporation Non-Qualified Deferred Compensation Plan II
The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan II
(Full title of the plan)

John M. Scheurer	Copy to:
Chief Executive Officer	Cynthia M. Krus, Esq.
Allied Capital Corporation	Sutherland Asbill & Brennan LLP
1919 Pennsylvania Avenue, N.W.	1275 Pennsylvania Ave., N.W.
Washington, D.C. 20006	Washington, D.C. 20004
(202) 721-6100	(202) 383-0100
(Name, address and telephone number of agent
for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☑	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment relates to the following Registration Statements Allied Capital Corporation (the “Company”) on Form S-8 (collectively, the “Registration Statements”)”
Registration Statement No. 333-23761 registering 504,860 shares of the common stock , par value of $0.0001 per share, of the Company (the “Common Stock”) under The Allied Capital Lending Corporation Stock Option Plan.
Registration Statement No. 333-30607 registering 264,344 shares of Common Stock under The Allied Capital Lending Corporation Stock Option Plan.
Registration Statement No. 333-45525 registering 6,250,000 shares of Common Stock under The Allied Capital Corporation Stock Option Plan.
Registration Statement No. 333-88681 registering 400,000 shares of Common Stock under the Allied Capital 401(k) Plan.
Registration Statement No. 333-13584 registering 6,100,000 shares of the Common Stock under The Allied Capital Corporation Amended Stock Option Plan.
Registration Statement No. 333-101849 registering 13,600,000 shares of Common Stock under The Allied Capital Corporation Amended Stock Option Plan.
Registration Statement No. 333-115979 registering $40,000,000 in deferred compensation obligations under The Allied Capital Corporation Non-Qualified Deferred Compensation Plan II.
Registration Statement No. 333-115980 registering $6,000,000 in deferred compensation obligations under The Allied Capital Corporation Non-Qualified Deferred Compensation Plan.
Registration Statement No. 333-115981 registering 9,000,000 shares of Common Stock under The Allied Capital Corporation Amended Stock Option Plan.
Registration Statement No. 333-130792 registering $40,000,000 in deferred compensation obligations under The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan II.
Registration Statement No. 333-130793 registering $6,000,000 in deferred compensation obligations under The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan.
Registration Statement No. 333-143409 registering 5,000,000 shares of Common Stock under The Allied Capital Corporation Amended Stock Option Plan.
     On April 1, 2010, the Company merged with ARCC Odyssey Corp., a wholly owned subsidiary of Ares Capital Corporation, and, immediately thereafter, merged with and into Ares Capital Corporation, with Ares Capital Corporation continuing as the surviving company in the merger. As a result, this Post-Effective Amendment is being filed solely to deregister any and all shares of the Common Stock and deferred compensation obligations previously registered under the Registration Statement that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on April 1, 2010.

ALLIED CAPITAL CORPORATION
By:	/s/ William L. Walton
	Name:	William L. Walton
	Title:	Chairman of the Board

By:	/s/ John M. Scheurer
	Name:	John M. Scheurer
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ William L. Walton William L. Walton	Chairman of the Board (Principal Executive Officer)	April 1, 2010
/s/ John M. Scheurer John M. Scheurer	Director and Chief Executive (Principal Executive Officer)	April 1, 2010
/s/ Penni F. Roll Penni F. Roll	Chief Financial Officer (Principal Financial Officer)	April 1, 2010
/s/ John C. Wellons John C. Wellons	Chief Accounting Officer (Principal Accounting Officer)	April 1, 2010
/s/ Ann Torre Bates Ann Torre Bates	Director	April 1, 2010
/s/ Brooks H. Browne Brooks H. Browne	Director	April 1, 2010
/s/ John D. Firestone John D. Firestone	Director	April 1, 2010

SIGNATURE	TITLE	DATE

/s/ Anthony T. Garcia Anthony T. Garcia	Director	April 1, 2010
/s/ Lawrence I. Hebert Lawrence I. Hebert	Director	April 1, 2010
/s/ Robert E. Long Robert E. Long	Director	April 1, 2010
/s/ Edward J. Mathias Edward J. Mathias	Director	April 1, 2010
/s/ Alex J. Pollock Alex J. Pollock	Director	April 1, 2010
/s/ Marc F. Racicot Marc F. Racicot	Director	April 1, 2010
/s/ Joan M. Sweeney Joan M. Sweeney	Director	April 1, 2010
/s/ Laura W. van Roijen Laura W. van Roijen	Director	April 1, 2010